Exhibit 99.1
Contact:
Michele Mehl
KNOVA Software, Inc.
425-205-9444
michele.mehl@KNOVA.com
KNOVA SOFTWARE REPORTS
FIRST QUARTER 2006 RESULTS
CUPERTINO, Calif., May 9, 2006 — KNOVA Software (OTCBB: KNVS), a leading provider of Service Resolution Management (SRM) applications, today announced the financial results for the first quarter ended March 31, 2006.
For comparative purposes, please note that due to the merger of ServiceWare and Kanisa on February 8, 2005, the results of Kanisa from January 1, 2005 through February 7, 2005 are not included in the results for the first quarter of 2005.
Revenue for the first quarter of 2006 was $7.0 million, a 90% increase over first quarter 2005 revenue of $3.7 million. Revenue for the quarter was comprised of $2.8 million of software license revenue and $4.2 million of services and maintenance revenue compared to $1.4 million of software license revenue and $2.3 million of services and maintenance revenue for the first quarter of 2005.
The net loss for the first quarter of 2006, in accordance with United States Generally Accepted Accounting Principles (GAAP), was $0.5 million or $0.05 per share. This compares to a net loss of $3.5 million or $0.49 per share for the first quarter of 2005. GAAP net loss in the first quarter of 2006 includes stock based compensation charges of approximately $405,000 reflecting the company’s adoption of Statement of Financial Standards No. 123R (“SFAS 123R”) on January 1, 2006.
On an adjusted non-GAAP basis, net income for the first quarter of 2006 was $0.2 million or $0.02 per share. This compares to an adjusted non-GAAP net loss of $1.6 million or $0.22 per share for the first quarter of 2005. Adjusted non-GAAP net income excludes non-cash amortization, restructuring charges and stock based compensation expense. Please see the Use of Adjusted Non-GAAP Financial Measures section below for a reconciliation of the GAAP to adjusted non-GAAP financial results.
Commenting on the financial results, Bruce Armstrong, president and CEO of KNOVA Software, stated, “Q1 was another good quarter for KNOVA with strong revenue growth, continued large deals in our target verticals and a significant number of follow-on deals with our current customers.”
First Quarter Highlights
Highlights of KNOVA’s first quarter include:
•	5 new customer deployments in key target markets, including telecommunications, financial services and high technology
•	27 follow-on deals with existing customers
•	Sham Chotai, business intelligence and data warehousing veteran, joined KNOVA as vice president of engineering
•	Several industry awards, including CRM Magazine’s 2006 Service Leader award for Web Self-Service, Contact Center World awards for Best KM solution and Self-Service solution, and SearchCRM.com’s award for Best Online Self-Service
•	Patricia Seybold Group recommended KNOVA as a “Strong Solution for Web Self-Service and Support”
•	Announced award of new patent on context-based search and knowledge management technology, further strengthening KNOVA’s strategic portfolio of patents
•	Mark Angel, KNOVA’s CTO, headlined two sessions at HDI’s Annual Conference
“As customer service organizations seek greater productivity and competitive differentiation, KNOVA’s applications have become an increasingly critical strategic investment that delivers satisfying and profitable customer experiences,” continued Armstrong. “The industry’s recognition of KNOVA’s successful product vision and strong execution is ultimately a reflection of our ability to make our customers successful.”
Financial Guidance and Business Outlook
The company is reaffirming its previously announced 2006 guidance. As previously outlined in the Q4 and 2005 year-end results, the company expects to grow total revenue to a range of $25 million to $27 million in 2006.

Conference Call Information:
KNOVA will present its first quarter earnings in a teleconference today at 5:00 p.m. Eastern (2:00 p.m. Pacific). Domestic callers can join the teleconference by dialing 1. 800.591.6945 (domestic), providing the company name, “KNOVA” and the following conference ID pass code: 93561627. International callers can access the broadcast by dialing 1.617.213.8059, providing the company name and same pass code. The teleconference also can be accessed online by clicking on the Investor Relations area of KNOVA’s Web site, http://www.KNOVA.com/ir. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins.
If you are unable to participate, an audio digital replay of the call will be available beginning two hours after the call and will be available until 11:59 p.m. on May 16, 2006 by dialing 1.888.286-8010 (domestic) or 1.617.801.6888 (international) using the pass code 45895003. KNOVA will also provide a replay of the conference call on the Investor Relations page of its Web site.
Use of Adjusted Non-GAAP Financial Measures
KNOVA is providing adjusted non-GAAP historical financial measures presented below as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of KNOVA’s core operations. An “adjusted non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. Adjusted non-GAAP net income (loss) and adjusted non-GAAP net income (loss) per share, as we present them in the financial data below included in this press release, have been normalized to exclude the net effects of the amortization of purchased technology, in-process research and development and intangible assets, restructuring charges and non-cash compensation charges. Management believes that these normalized non-GAAP financial measures better reflect its operating performance. Management believes that these charges are not necessarily representative of underlying trends in the company’s performance and their exclusion provides individuals with additional information to compare the company’s results over multiple periods. The company uses the adjusted non-GAAP financial measures internally to focus management on period-to-period changes in the company’s core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. KNOVA’s utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for income from operations, net loss, cash flow and other measures of financial performance prepared in accordance with GAAP. Adjusted non-GAAP results are not a GAAP measurement and KNOVA’s use of it may not be comparable to similarly titled measures employed by other companies in the technology industry.
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure and reconciles the adjusted non-GAAP financial metrics to the comparable GAAP measures.

KNOVA Software, Inc.
(in thousands except per share data)
(Unaudited)

	March 31,	March 31,
	2006	2005
GAAP net loss	$(463)	$(3,508)

Restructuring charge	—	1,355
Intangible assets amortization	70	47
Purchased technology amortization	142	95
In-process research and development	—	421
Stock based compensation	410	37

Adjusted non-GAAP net income (loss)	$159	$(1,553)

Adjusted non-GAAP net income (loss) per share	$0.02	$(0.22)

Shares used in per share calculation	8,735	7,183
About KNOVA Software
KNOVA Software is a leading provider of Service Resolution Management (SRM) applications that reduce service costs, increase revenues and improve customer satisfaction. Built on a next-generation search and knowledge management platform, KNOVA’s suite of knowledge-empowered customer service applications automate the resolution process across multiple channels including contact centers, help desks, email and self-service sites. Industry leaders including Mattel, Microsoft, AOL, H&R Block, Novell, Merrill Lynch, McAfee, Reuters and Cingular rely on KNOVA’s award-winning solutions to deliver world-class customer service. KNOVA Software is headquartered in Cupertino, Calif. For more information, visit www.KNOVA.com.
KNOVA Software, KNOVA Contact Center, KNOVA Self-Service, KNOVA Forums, KNOVA Field Service, KNOVA Knowledge Desk, KNOVA 6 and KNOVA 6.5 are trademarks of KNOVA Software, Inc. All other trademarks are properties of their respective owners.
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts, including those statements that refer to KNOVA Software’s plans, prospects, expectations, strategies, intentions, hopes and beliefs and the expected benefits of the use of KNOVA’s products are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, risks related to our software strategy, fluctuations in customer demand, performance of outside distributors and resellers, use of the Web as a delivery vehicle for customer support solutions, risks resulting from new product introductions, integration of acquired products with current offerings, and customer acceptance of new products, rapid technological change, risks associated with competition, continued growth in the use of the Internet, our ability to retain and increase revenue from existing customers and to execute agreements with new customers, unforeseen expenses, our ability to attract and retain qualified personnel and to secure necessary financing for our operations and business development, and other market conditions and risks detailed from time to time in our Securities and Exchange Commission filings. Any forward-looking statements are based on information available to the company today and the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.
FINANCIAL TABLES TO FOLLOW

KNOVA Software, Inc.
CONSOLIDATED BALANCE SHEETS
Amounts in thousands, except per share amounts

	March 31,	December 31,
	2006	2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$7,112	$6,731
Marketable securities	3,078	5,461
Accounts receivable, less allowance for doubtful accounts of $118 at March 31, 2006 and $126 at December 31, 2005	4,211	6,442
Prepaid expenses and other current assets	650	781

Total current assets	15,051	19,415
Non current assets
Property and equipment
Office furniture, equipment, and leasehold improvements	1,518	1,518
Computer equipment	5,353	5,166

Total property and equipment	6,871	6,684
Less accumulated depreciation	(6,403)	(6,319)

Property and equipment, net	468	365
Intangible assets, net of amortization of $990 at March 31, 2006 and $778 at December 31, 2005	4,392	4,604
Goodwill	14,485	14,485
Other noncurrent assets	90	123

Total noncurrent assets	19,435	19,577

Total assets	$34,486	$38,992

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	1,584	1,636
Accrued compensation and benefits	812	1,003
Deferred revenue — licenses	248	1,571
Deferred revenue — services	4,536	5,114
Accrued restructuring charges	—	261
Line of credit — short term	1,250	3,600
Current portion of capital lease obligations	33	40
Current portion of long term debt	172	—
Other current liabilities	736	795

Total current liabilities	9,371	14,020
Noncurrent deferred revenue	182	182
Other non-current liabilities	76	89
Long term debt	241	—
Capital lease obligations	31	35

Total liabilities	9,901	14,326
Commitments and Contingencies
Stockholders’ equity
Common stock, $0.01 par; 50,000 shares authorized, 8,770 shares and 8,744 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	87	87
Additional paid in capital	101,877	101,472
Treasury stock, 26 shares at March 31, 2006 and December 31, 2005	(151)	(151)
Deferred compensation	—	(5)
Warrants	6,549	6,549
Accumulated other comprehensive loss	(40)	(12)
Accumulated deficit	(83,737)	(83,274)

Total stockholders’ equity	24,585	24,666

Total liabilities and stockholders’ equity	$34,486	$38,992

KNOVA Software, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
Amounts in thousands, except per share amounts
(Unaudited)

	Three months ended March 31,
	2006	2005
Revenues
Licenses	$2,757	$1,377
Services	4,258	2,322

Total revenues	7,015	3,699
Cost of revenues
Cost of licenses	193	162
Cost of services (1)	2,537	1,628

Total cost of revenues	2,730	1,790

Gross margin	4,285	1,909
Operating expenses (1)
Sales and marketing	2,338	1,662
Research and development	1,585	1,523
General and administrative	763	980
Intangible assets amortization	70	47
Restructuring charges	—	1,355

Total operating expenses	4,756	5,567

Income loss from operations	(471)	(3,658)
Other income (expense)
Interest expense	(18)	(1)
Other, (net)	26	151

Other income (expense), net	8	150

Net loss	($463)	($3,508)

Net loss per common share, basic and diluted	($0.05)	($0.49)

Shares used in computing per share amounts	8,735	7,183

(1) Includes FAS 123(R) stock based compensation as follows:
Cost of services	$42	$—
Sales and marketing	77	—
Research and development	110	—
General and administrative	176	—

Total stock based compensation	$405	$—